UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 11, 2025

Peraso Inc.

(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2033 Gateway Pl. Suite 500

San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2025, Peraso Inc. (the “Company”) entered into an inducement offer letter agreement (the “Inducement Letter”) with a holder (the “Holder”) of existing Series C warrants of the Company to purchase up to an aggregate of 952,380 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), having an original exercise price of $1.61 per share, issued to the Holder on November 6, 2024, with a current expiration date of December 5, 2025 (the “Existing Warrants”).

Pursuant to the Inducement Letter, the Holder agreed to exercise for cash its Existing Warrants at a reduced exercise price of $1.18 per share (the “Reduced Exercised Price”) in consideration for the Company’s agreement to issue in a private placement new Series E common stock purchase warrants (the “New Warrants”) to purchase an aggregate of 952,380 shares of Common Stock (the “New Warrant Shares”), as described below (the “Offering”). In the event that the exercise of Existing Warrants would cause the Holder to exceed the beneficial ownership limitation provisions contained in the Existing Warrants, the Company shall only issue such number of shares that would not cause the Holder to exceed the maximum amount permitted thereunder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations.

The closing of the transactions contemplated pursuant to the Inducement Letter is expected to occur on or about September 12, 2025, subject to satisfaction of customary closing conditions. The Company expects to receive aggregate gross proceeds of approximately $1.1 million from the exercise of the Existing Warrants by the Holder, before deducting placement agent fees and other Offering expenses payable by the Company. The Company intends to use the net proceeds for working capital and general corporate purposes.

The Company engaged Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) to act as its exclusive placement agent in connection with the transactions summarized above. The Company agreed to pay the Placement Agent a cash fee equal to 9% of the gross proceeds received from the Holder’s exercise of its Existing Warrants, pursuant to that certain engagement letter, by and between the Company and the Placement Agent, dated as of September 5, 2025 (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company agreed to reimburse the Placement Agent for its expenses incurred in connection with the Offering in an amount up to $45,000. The Company also agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 7% of the aggregate number of shares of Common Stock issued pursuant to the Inducement Letter to the Holder who agreed to exercise its Existing Warrants (the “Placement Agent Warrant Shares”). The Placement Agent Warrants will have substantially the same terms as the New Warrants, except that the Placement Agent Warrants will be exercisable until the five-year anniversary of the date of issuance, will have an exercise price equal to 125% of the Reduced Exercise Price, and will include piggyback registration rights that are triggered if there is not an effective registration statement covering all of the Placement Agent Warrant Shares while the Placement Agent Warrants are outstanding.

The resale of the shares of Common Stock underlying the Existing Warrants has been registered pursuant to an existing registration statement on Form S-3 (File No. 333-283573), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 10, 2024.

The Company has agreed to file a registration statement providing for the resale of the New Warrant Shares (the “Resale Registration Statement”) within 30 calendar days of September 11, 2025, and to use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC within 60 calendar days (or 90 calendar days if the SEC notifies the Company that it will review the registration statement) following the filing of the initial Resale Registration Statement and to keep the Resale Registration Statement effective at all times until the earlier of when (i) the Holder no longer own any New Warrants or New Warrant Shares or (ii) the Delegend Date (as defined in the Inducement Letter).

Pursuant to the Inducement Letter, the Company agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 20 days after September 11, 2025. The Company has also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Inducement Letter) until 120 calendar days after September 11, 2025 (subject to certain exceptions).

Pursuant to the Inducement Letter, the Holder agreed to a leak-out pursuant to which it will not transfer, directly or indirectly, shares of Common Stock or Common stock equivalents on any trading day until 15 days after September 11, 2025, in an amount representing more than 20% of the cumulative trading volume of the Common Stock for such date; provided, however, that this leak-out will not apply during such times that the trading price of the Common Stock is equal to or greater than $1.50.

Terms of the New Warrants

Duration and Exercise Price

Each New Warrant will have an exercise price equal to $1.25 per share. The New Warrants will be exercisable upon the six month anniversary of the date of issuance and will have a term of exercise of 5.5 years from the initial exercise date. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Common Stock and the exercise price.

Exercisability

The New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed notice of exercise accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until 61 days following notice to the Company.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares by the holder under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of Common Stock determined according to a formula set forth in the New Warrants.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of shares of Common Stock, such holder of New Warrants does not have the rights or privileges of a holder of Common Stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants provide that a holder of the New Warrants has the right to participate in distributions or dividends paid on shares of Common Stock.

Fundamental Transactions

If at any time the New Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effects a Fundamental Transaction (as defined in the New Warrants), a holder of New Warrants will be entitled to receive, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by a holder of the number of shares of Common Stock for which the New Warrants are exercisable immediately prior to the Fundamental Transaction. As an alternative, and at the holder’s option in the event of a Fundamental Transaction (other than a merger or consolidation of the Company with any Subsidiary or Affiliate whereby the stockholders of the Company do not own at least (x) 50.1% of the outstanding shares of Common Stock and (y) 50.1% of the voting power of the surviving entity immediately after such merger or consolidation), exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), the Company shall purchase the unexercised portion of the New Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the New Warrants) of the remaining unexercised portion of the New Warrants on the date of the consummation of such Fundamental Transaction.

Voluntary Exercise Price Adjustment

The exercise price of the New Warrants may be reduced at any time deemed appropriate by the board of directors of the Company, subject to Nasdaq’s rules and regulations.

Waivers and Amendments

The New Warrants may be modified or amended, or the provisions of the New Warrants waived with the Company’s and the holder’s written consent.

The forms of Inducement Letter, New Warrant and Placement Agent Warrant are attached as Exhibits 10.1, 4.1 and 4.2, respectively. The descriptions of the terms of the Inducement Letter, the New Warrants and the Placement Agent Warrants are not intended to be complete and are qualified in their entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The New Warrants, Placement Agent Warrants, New Warrant Shares and Placement Agent Warrant Shares have not been registered under the Securities Act and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The description of the New Warrants and the Placement Agent Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03 in its entirety.

Item 8.01 Other Events.

On September 11, 2025, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Series E Common Stock Purchase Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Inducement Letter
99.1	Press Release dated September 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: September 12, 2025	By:	/s/ James Sullivan
James Sullivan
Chief Financial Officer

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